Exhibit 10.9

SECURITY AGREEMENT

Dated March 12, 2004

From

OSIRIS THERAPEUTICS, INC.

as Grantor

to

BOSTON SCIENTIFIC CORPORATION

as Secured Party

Schedules

Schedule I	--	Location, Chief Executive Office, Place Where Agreements are Maintained, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule II	--	Location of Equipment
Schedule III	--	Changes in Name, Location, Etc.

ii

EXECUTION COPY

SECURITY AGREEMENT

                SECURITY AGREEMENT dated March 12, 2004, made by OSIRIS THERAPEUTICS, INC., a Delaware corporation (the “Grantor”), to BOSTON SCIENTIFIC CORPORATION, as Secured Party (the “Secured Party”).

                PRELIMINARY STATEMENTS.

                (1)           The Grantor has entered into a Loan Agreement dated as of March 5, 2003 (said Agreement, as amended by Amendment No. 1 the Loan Agreement dated as of the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Loan Agreement”) with the Secured Party.

                (2)           Pursuant to the Loan Agreement, the Grantor is entering into this Agreement in order to grant to the Secured Party a security interest in the Collateral (as hereinafter defined).

                (3)           It is a condition precedent to the making of the Initial Advance by the Secured Party under the Loan Agreement that the Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

                (4)           Terms defined in the Loan Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Loan Agreement. Further, unless otherwise defined in this Agreement or in the Loan Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of Delaware; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term “Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES’’)) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to make the Initial Advance under the Loan Agreement, the Grantor hereby agrees with the Secured Party as follows:

Section 1. Grant of Security. The Grantor hereby grants to the Secured Party a security interest in the Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment, to the extent that such equipment pertains or relates to the manufacture of Products, as defined in the Loan Agreement (any and all such property being the “Equipment”);

(b) the License Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Pledged Agreement”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Pledged Agreement, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Agreement, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Pledged Agreement and (iv) the right of such Grantor to terminate the Pledged Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(c)         all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the Grantor pertaining to any of the Collateral; and

(d)         all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (c) of this Section 1 and this clause (d)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

Section 2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Loan Agreement and the Note (collectively the “Loan Documents”), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).

Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Representations and Warranties. The Grantor represents and warrants as follows:

(a)         The Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. The Grantor has only the trade names, domain names and marks listed on Schedule IV hereto. The Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in which it maintains the original copies of the Pledged Agreement, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to the Grantor is true and accurate in all respects. The Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

(b)         All of the Equipment of the Grantor is located at the places specified therefor in Schedule II hereto, as such Schedule II may be amended from time to time pursuant to Section 8(a). Within the 5 years preceding the execution of this Agreement, the Grantor has not previously changed the location of its Equipment except as set forth in Schedule III hereto.

(c)         The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to the Loan Documents.

(d)         The Grantor has exclusive possession and control of the Equipment. In the case of Equipment located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment, (ii) issued any document for any of the Grantor’s Equipment, (iii) received notification of any secured party’s interest (other than the security interest granted hereunder) in the Grantor’s Equipment or (iv) any Lien, claim or charge (based on contract, statute or otherwise) on such Equipment.

(e)         All filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (B) actions necessary to perfect the Secured Party’s security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Secured Party a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Grantor, securing the payment of the Secured Obligations.

(f)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, or (iii) the exercise by the Secured Party of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(g) The Pledged Agreement has been duly authorized, executed and delivered by the Grantor, has not been amended, amended and restated, supplemented or otherwise modified, is in full force and effect and is binding upon and enforceable against the Grantor. There exists no default under the Pledged Agreement by the Grantor.

Section 5. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Grantor hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Grantor. Without limiting the generality of the foregoing, the Grantor will (i) mark conspicuously each Pledged Agreement and, at the request of the Secured Party, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Pledged Agreement or Collateral is subject to the security interest granted hereby, (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder; (iii) take all action to ensure that the Secured Party’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; and (iv) deliver to the Secured Party evidence that all other action that the Secured Party may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Grantor under this Agreement has been taken.

(b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Grantor, in each case without the signature of the Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor ratifies its authorization for the Secured Party to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral of the Grantor and such other reports in connection with such Collateral as the Secured Party may reasonably request, all in reasonable detail.

(d) The Grantor will furnish to the Secured Party on or prior to the fifth anniversary of the date hereof (but not more than six months prior thereto), an opinion of counsel, from outside counsel reasonably satisfactory to the Secured Party, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including, without limitation, action necessary to (i) give the Secured Party control over the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (ii) cause the security interest in any Collateral evidenced by a certificate of ownership to be noted on such certificate of ownership) to perfect continuously from the date hereof the security interest granted hereunder.

Section 6. As to Equipment. (a) The Grantor will keep the Equipment at the places therefor specified in Section 4(b) or, upon 30 days’ prior written notice to the Secured Party, at such other places designated by the Grantor in such notice. Upon the giving of such notice, Schedule II shall be automatically amended to add any new locations specified in the notice.

(b) The Grantor will cause the Equipment of the Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. The Grantor will promptly furnish to the Secured Party a statement respecting any loss or damage to any of the Equipment of the Grantor.

(c) The Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment of the Grantor.

Section 7. Insurance. (a) The Grantor will, at its own expense, maintain insurance with respect to the Equipment in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Secured Party from time to time. Each policy of the Grantor for liability insurance shall provide for all losses to be paid on behalf of the Secured Party and the Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000 per occurrence) to be paid directly to the Secured Party. Each such policy shall in addition (i) name the Grantor and the Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon the Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Secured Party notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Secured Party for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Secured Party by the insurer. The Grantor will, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor will, at the request of the Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6 and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 7 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment when subsection (c) of this Section 7 is not applicable, the Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment, and any proceeds of insurance properly received by or released to the Grantor shall be used by the Grantor, except as otherwise required hereunder or by the Loan Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

(c) So long as no Default shall have occurred and be continuing, all insurance payments received by the Secured Party in connection with any loss, damage or destruction of any Equipment will be released by the Secured Party to the Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Secured Party may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the Grantor to complete any such repair, replacement or restoration required hereunder, the Secured Party will not be required to release the amount thereof to the Grantor and may hold or continue to hold such amount in the Other Deposits Account as additional security for the Secured Obligations of the Grantor. Upon the occurrence and during the continuance of any Default or the actual or constructive total loss (in excess of $5,000 per occurrence) of any Equipment, all insurance payments in respect of such Equipment shall be paid to the Secured Party and shall, in the Secured Party’s sole discretion, (i) be released to the Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 14(b).

Section 8. Post-Closing Changes; Bailees. (a) The Grantor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 30 days’ prior written notice to the Secured Party and taking all action required by the Secured Party for the purpose of perfecting or protecting the security interest granted by this Agreement. The Grantor will not change the location of the Equipment or the place where it keeps the originals of the Pledged Agreement from the locations therefor specified in Sections 4(a) and 4(b) without first giving the Secured Party 30 days’ prior written notice of such change. The Grantor will not become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Secured Party 30 days’ prior written notice thereof and taking all action required by the Secured Party to ensure that the perfection and first priority nature of the Secured Party’s security interest in the Collateral will be maintained. The Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Pledged Agreement, and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Secured Party of such organizational identification number.

(b) If any Collateral of the Grantor is at any time in the possession or control of a warehouseman, bailee or agent, or if the Secured Party so requests the Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Secured Party’s account subject only to the Secured Party’s instructions (which shall permit such Collateral to be removed by the Grantor in the ordinary course of business until the Secured Party notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use best efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Secured Party’s benefit and shall act solely on the instructions of the Secured Party without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Secured Party.

Section 9. As to the Pledged Agreement. The Grantor will at its expense perform and observe all terms and provisions of the Pledged Agreement to be performed or observed by it, maintain the Pledged Agreement in full force and effect and take all such action to such end as may be requested from time to time by the Secured Party.

Section 10. Transfers and Other Liens. The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Loan Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of the Grantor except for the pledge, assignment and security interest created under this Agreement.

Section 11. Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)         to obtain and adjust insurance required to be paid to the Secured Party pursuant to Section 7,

(b)         to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)         to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)         to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Pledged Agreement or the rights of the Secured Party with respect to any of the Collateral.

Section 12. Secured Party May. Perform. If the Grantor fails to perform any agreement contained herein, the Secured Party may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor under Section 15.

Section 13. The Secured Party’s Duties. (a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers, Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Secured Party may from time to time, when the Secured Party deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Secured Party hereunder with respect to all or any part of the Collateral. In the event that the Secured Party so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Secured Party, as security for the Secured Obligations of the Grantor, (ii) such Subagent shall automatically be vested, in addition to the Secured Party, with all rights, powers, privileges, interests and remedies of the Secured Party hereunder with respect to such Collateral, and (iii) the term “Secured Party,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Secured Party with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Secured Party.

Section 14. Remedies. If any Event of Default shall have occurred and be continuing:

(a)         The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable; (iii) occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of the Grantor under or in connection with the Pledged Agreement and the other Collateral, or otherwise in respect of the Pledged Agreement and the other Collateral, including, without limitation, any and all rights of the Grantor to exercise all other rights and remedies with respect to the Pledged Agreement and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)         Any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 17) in whole or in part by the Secured Party against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by or on the behalf of the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)         All payments received by the Grantor under or in connection with the Pledged Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary indorsement).

(d)         Notwithstanding anything to the contrary in this Section, the remedies of the Secured Party hereunder shall be limited to the realization and application to the payment of the Secured Obligations of amounts of cash not to exceed in the aggregate $5,000,000 in principal amount of Advances plus interest, default interest, penalties, fees or other amounts payable in respect of such Advances, or any interest, default interest, penalties, fees or other amounts arising in connection therewith.

Section 15. Indemnity and Expenses. (a) The Grantor agrees to indemnify, defend and save and hold harmless the Secured Party and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnifed Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 16. Amendments, Waivers, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 17. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing addressed the addresses specified in the Loan Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Secured Party shall not be effective until received by the Secured Party. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 18. Continuing Security Interest; Assignments under the Loan Agreement. This Agreement shall create a continuing security interest in the Collateral and shall

(a) subject to Section 19(b) below, remain in full force and effect until payment in full in cash of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns and (c) inure to the benefit of the Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of the Advances owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise.

Section 19. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of the Grantor in accordance with the terms of the Loan Documents, the Secured Party will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, and (ii) the Grantor shall have delivered to the Secured Party, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Party and a certificate of the Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Secured Party may request.

(b) Upon the earlier of (i) payment in full in cash of the Secured Obligations, (ii) prepayment pursuant to Section 2.06(a) or (b) of the Loan Agreement as amended in Amendment 1, of an amount of Advances which, taken together with all such previous prepayments pursuant to such Section, equals $5,000,000 (provided that all amounts of accrued and unpaid interest required to be paid pursuant to such Section are also paid in full), and (iii) realization and application to the payment of the Secured Obligations of the amounts specified in Section 14(e), the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Osiris therapeutics, inc.

	By	/s/ Peter Friedl
Title: Chairman of the Board

Address for Notices:

Schedule I to the

Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, PLACE WHERE AGREEMENTS ARE MAINTAINED, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Location	Chief Executive Office	Place Where Agreements are Maintained	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Schedule II to the
Security Agreement

LOCATION OF EQUIPMENT

Locations of Equipment:

Schedule III to the
Security Agreement

CHANGES IN NAME, LOCATION, ETC.

Changes in the Grantor’s Name (including new grantor with a new name and names associated with all predecessors in interest of the Grantor):

December 1992 — February 2001	Osiris Therapeutics, Inc.

February 2001 — February 2003	MSC Regenos A.G. — Osiris was a wholly owned subsidiary of MSC during this time.

February 2003 — November 2003	Osiris Acquisition II, Inc.

November 2003 — Present	Osiris Therapeutics, Inc.

Changes in the Grantor’s Location — No Change

Changes in the Grantor’s Chief Executive Office — No Change

Changes in the Location of Equipment — No Change

Changes in the Place Where Agreements are Maintained — No Change

Changes in the Type of Organization — No Change

Changes in the Jurisdiction of Organization — No Change

Changes in the Organizational Identification Number — ?